FIRST CLOVER FINANCIAL CORP.
Pro Forma Balance Sheet
September 30, 2008

	FCLF Consolidated	Partners Consolidated	Purchase Adjustments		Pro Forma
	$(000)	$(000)	$(000)		$(000)
Assets
Total cash and cash equivalents	$42,609	$2,159	$6,874	(1)	$51,642
Interest earning time deposits	$5,281	$-	$-		$5,281
Securities available for sale	$77,667	$54,236	$(695	) (2)	$131,208
Securities held for maturity	$-	$495	$-		$495
Federal Home Loan Bank stock	$5,604	$778	$-		$6,382
Loans, net	$325,931	$104,719	$110	(3)	$430,760
Loans held for sale	$609	$-	$-		$609
Property and equipment, net	$10,396	$1,648	$-	(4)	$12,044
Mortgage servicing rights	$478	$-	$183	(5)	$661
Goodwill	$9,403	$-	$11,089	(6)	$20,492
Core deposit intangible	$1,211	$-	$867	(7)	$2,078
Other assets	$3,322	$1,355	$541	(8)	$5,218
Total assets	$482,511	$165,390	$18,969		$666,870

Liabilities
Total deposits	$332,141	$110,007	$328	(3)	$442,476
Federal Home Loan Bank advances	$17,448	$28,871	$19,977	(9)	$66,296
Securities sold under agreement to repurchase	$41,421	$13,550	$-		$54,971
Subordinated debentures	$3,875	$-	$-		$3,875
Other liabilities	$3,000	$698	$-		$3,698
Total liabilities	$397,885	$153,126	$20,305		$571,316

Stockholders' equity
Common stock	$907	$3,700	$(3,593	) (10)	$1,014
Additional paid-in capital	$71,125	$4,417	$5,794	(10)	$81,336
Retained earnings	$22,889	$4,158	$(3,548	) (11)	$23,499
Accumulated other comprehensive income (loss)	$(47)	$74	$(74	) (10)	$(47)
Unearned employee stock ownership plan shares	$(670)	$-	$-		$(670)
Treasury stock	$(9,578)	$(85)	$85	(10)	$(9,578)
Total stockholders' equity	$84,626	$12,264	$(1,336)		$95,554

Total liabilities and stockholders' equity	$482,511	$165,390	$18,969		$666,870

Balance Sheet - Purchase Adjustments

(1)
Represents the funds raised through new borrowings of FHLB advances ($20.0 million), net of the funds used to complete the cash portion of the acquisition purchase price ($10.4 million), the cost of cashing out Partners options and warrants ($1.5 million) and acquisition costs incurred through closing ($1.2 million).

(2)
Represents the fair value adjustment for the portfolio of acquired investments as of October 10, 2008 ($0.5 million), the write-off of investment premium remaining on Partners financial statements ($0.2 million) and other minor adjustments to the carrying value of MBS. The fair value adjustment is amortized over the remaining contractual lives of the securities on a level yield basis.

(3)
Represents the fair value adjustments for the acquired portfolios of loans and time deposits. The estimated lives/repricing of the portfolios are approximately 2.2 years and 0.5 years, respectively. The adjustments are assumed to amortize over the remaining lives of the underlying asset or liability on a level yield basis.

(4)       Fair value of acquired fixed assets is substantially equivalent to carrying value.
(5)
Represents the estimated fair value of the unrecorded servicing asset related to the acquired portfolio of loans serviced for others. The adjustment is amortized over the lives of the underlying mortgages using a level yield methodology.

(6)
Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired based on currently available information. Goodwill is expected to be tested for impairment annually with the impairment losses, if any, charged to expense if and when they occur.

(7)
Represents the estimated fair value adjustment relating to the future economic benefit of the acquired core deposits. The adjustment is assumed to amortize to expense on an accelerated basis over its estimated live of 9.7 years.

(8)	Represents the adjustment to the deferred tax asset at a marginal rate of 38.0 percent for the tax effect on the fair value adjustments and the cash out of the Partners options and warrants.
(9)
Represents the proceeds of new FHLB advances ($20.0 million) net of the fair value adjustment for the acquired portfolio of borrowings ($23 thousand). The lives/repricing of the acquired borrowings portfolio is approximately 2.6 years. The fair value adjustment is assumed to amortize over the remaining lives of the underlying borrowings on a level yield basis.

(10)
Represents the elimination of Partner's equity as of the date of the transaction and issuance of 1,068,092 shares of FCLF common stock at $9.66 per share to complete the acquisition. This per share price is the closing price of the FCLF common stock at April 30, 2008.

(11)
Represents the elimination of Partner's retained earnings at closing, including retained earnings as of September 30, 2008 ($4.2 million) net of retained earnings through the transaction date ($0.5 million) and unrealized gains ($0.1 million).

FIRST CLOVER FINANCIAL CORP.
Pro Forma Condensed Statement of Income
For the Year Ended December 31, 2007

	FCLF Consolidated	Partners Consolidated	Purchase Adjustments		Pro Forma
	($000)	($000)	($000)		($000)

Total interest and dividend income	$22,401	$8,532	$35	(1)	$30,968
Total interest expense	$12,084	$5,229	$473	(2)	$17,786
Net interest income	$10,317	$3,303	$(438)		$13,182
Provision for loan losses	$347	$36	$-		$383
Net interest income after provision for loan losses	$9,970	$3,267	$(438)		$12,799

Total noninterest income	$626	$155	$-		$781
Total noninterest expense	$6,771	$2,688	$211	(3)	$9,670
Income before income taxes	$3,825	$734	$(649)		$3,910
Income taxes	$1,419	$92	$(247	) (4)	$1,264
Net income	$2,406	$642	$(402)		$2,646

Basic earnings per share	$0.27	$1.74			$0.27

Diluted earnings per share	$0.27	$1.64			$0.27

FIRST CLOVER FINANCIAL CORP.
Pro Forma Condensed Statement of Income
For the Nine Months Ended September 30, 2008

	FCLF Consolidated	Partners Consolidated	Purchase Adjustments		Pro Forma
	($000)	($000)	($000)		($000)

Total interest and dividend income	$17,285	$6,428	$32	(1)	$23,745
Total interest expense	$8,981	$3,242	$322	(2)	$12,545
Net interest income	$8,304	$3,186	$(290)		$11,200
Provision for loan losses	$502	$217	$-		$719
Net interest income after provision for loan losses	$7,802	$2,969	$(290)		$10,481

Total noninterest income	$593	$218	$-		$811
Total noninterest expense	$5,554	$2,058	$154	(3)	$7,766
Income before income taxes	$2,841	$1,129	$(444)		$3,526
Income taxes	$1,026	$323	$169	(4)	$1,518
Net income	$1,815	$806	$(612)		$2,009

Basic earnings per share	$0.22	$2.18			$0.22

Diluted earnings per share	$0.22	$2.06			$0.22

Statement of Income-Purchase Adjustments

The pro forma income statements assume that the acquisition of Partners was completed at the beginning of the periods presented.

(1)
Represents the aggregate impact of amortization of the fair value adjustment using a level yield method over the lives of the related assets for the year ended December 31, 2007 and the nine months ended September 30, 2008. Also includes the interest income on the net increase in cash resulting from the new borrowings net of transaction adjustments. A pre-tax reinvestment rate of 1.40 percent was applied for the year ended December 31, 2007 and the nine months ended September 30, 2008. The reinvestment rate was the Federal Funds rate as of October 10, 2008.

	Year ended December 31, 2007	Nine months ended September 30, 2008
	($000)	($000)
Amortization of fair value adjustment for loans	$(59)	$(37)
Amortization of fair value adjustment for investments	$(2)	$(3)
Earnings on net increase in cash and investments	$96	$72
Fair value adjustment for the period	$35	$32

(2)
Represents the amortization of the fair value adjustments using a level yield method over the estimated lives of the related liabilities for the year ended December 31, 2007 and the nine months ended September 30, 2008 and the estimated interest expense related to $20.0 million of new FHLB advances. The average annual interest cost of the FHLB advances was 3.325% on a pre-tax basis.

	Year ended December 31, 2007	Nine months ended September 30, 2008
	($000)	($000)
Amortization of fair value adjustment for deposits	$(239)	$(213)
Amortization of fair value adjustment for borrowings	$47	$36
Interest expense from new FHLB advances	$665	$499
Fair value adjustment for the period	$473	$322

(3)
Includes the amortization on an accelerated basis of the identifiable intangible assets recorded. Amortization is based on the estimated lives of the assets and are calculated for the year ended December 31, 2007 and the nine months ended September 30, 2008. Does not include potential cost savings that could result from a combination of operations, which are considered speculative and are not included.

	Year ended December 31, 2007	Nine months ended September 30, 2008
	($000)	($000)
Amortization of mortgage servicing rights value	$32	$24
Amortization of core deposit intangible	$179	$130
Fair value adjustment for the period	$211	$154

(4)	Represents the provision for taxes using an effective marginal rate of 38.0 percent.
(5)	Amortization and accretion of purchase accounting adjustments for each of the periods following the acquisition are as follows:

	Core Deposit Intangible	Mortgage Servicing Rights	Fair Value Adjustment Net (accretion)/ Amortization	Net (Increase)/ Decrease in Income Before Taxes
	($000)	($000)	($000)	($000)
October 10, 2008 to December 31, 2008	$45	$8	$(113)	$(60)
January 1, 2009 to December 31, 2009	$171	$31	$(124)	$78
January 1, 2010 to December 31, 2010	$136	$26	$(51)	$111
January 1, 2011 to December 31, 2011	$106	$22	$(51)	$77
January 1, 2012 to December 31, 2012	$84	$18	$(31)	$71
January 1, 2013 to December 31, 2013	$69	$14	$(40)	$43

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